Exhibit 99.1

        Yuma Energy, Inc.
NEWS RELEASE

Yuma Energy, Inc. Announces Closing of Upsized Public Offering of Common Stock

HOUSTON, TX – (PR Newswire – October 3, 2017) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company” or “Yuma”) today announced the closing of its previously announced underwritten public offering of 9,600,000 shares of its common stock at a public offering price of $1.00 per share for aggregate gross proceeds of $9,600,000, before deducting underwriting discounts, commissions and offering expenses. In addition, Yuma has granted the underwriters a 30-day option to purchase up to an additional 1,440,000 shares of its common stock at the public offering price of $1.00 per share, to cover over-allotments, if any.

Yuma intends to use the net proceeds from the offering to expand its horizontal San Andres play located in Yoakum County, Texas. Specifically, these funds will provide for additional leasehold acquisitions in the Permian Basin, the drilling of a San Andres horizontal oil well along with a Devonian salt water disposal well and other field infrastructure, and for general working capital purposes.

Northland Capital Markets and Euro Pacific Capital acted as joint book-running managers for the offering.

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”). The offering of these securities was made only by means of a prospectus. A copy of the final prospectus relating to the offering may be obtained without charge by visiting the SEC’s website at www.sec.gov or by contacting Northland Capital Markets at 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, by calling toll free at (800) 851-2920, or by e-mailing cgoltermann@northlandcapitalmarkets.com or Euro Pacific Capital at 1201 Dove Street, Suite 200, Newport Beach, California 92660, attention: Jayson Schroeder, by calling toll free at (800) 727-7922, or by e-mailing jschroeder@europac.net.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yuma Energy, Inc.

Yuma Energy, Inc. is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, Yuma’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of drilling, developing and producing both oil and natural gas assets. More recently, Yuma has begun acquiring acreage in Yoakum County, Texas, with plans to explore and develop oil and natural gas assets in the Permian Basin. Finally, Yuma has operated positions in Kern County, California, and non-operated positions in the East Texas Woodbine and the Bakken Shale in North Dakota. Yuma’s common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Examples of forward-looking statements include, among others, statements relating to Yuma’s expectations with respect to the use of net proceeds from the public offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current expectations and assumptions and analyses made by Yuma in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in Yuma’s filings with the SEC, including the risks set forth in the “Risk Factors” section of the prospectus, Yuma’s annual report on Form 10-K for the year ended December 31, 2016, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings that discuss the risks that may affect its business, results of operations, and financial condition. Yuma undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000